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                                                                    EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

     We consent to the use of our report dated November 9, 1998 (except for Note 14(j), which is as of January 22, 1999), relating to the financial statements of Architel Systems Corporation and to the reference to our firm under the captions "Selected Consolidated Historical Financial Data of Architel" and "Experts" and
included in the Registration Statement (Form F-1 No. 333-               ) and
related Prospectus of Amdocs Limited for the registration of 14,414,372 shares of its ordinary shares.

                                          /s/ DELOITTE & TOUCHE LLP

Toronto, Canada
March 26, 1999